                                                                EXHIBIT 99.B24

                                   POWER OF ATTORNEY
                                   -----------------



                  The person whose signature appears below hereby appoints
             Charles F. Custer, Stephen B. Timbers and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Europe Fund.



                       Signature             Title     Date
                       ---------             -----     ----



               /s/ Dominique P. Morax        Trustee   March 6, 1996
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